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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF REXENE CORPORATION



        NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION
Rexene International Services Corporation
  (f/k/a El Paso Products Sales Company)                   Texas

Rexene Foreign Sales Company                         U.S. Virgin Islands

Rexene Cogeneration, Inc.                                 Delaware

Rexene Corporation Limited                                England